                                                                   EXHIBIT 10.11


                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT

         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 7th day of February, 1997, by and between Park 'N View, Inc., a Delaware corporation ("PNV"), with its headquarters at 3403 N.W. 55th Street, Building #10, Ft. Lauderdale, Florida and All American Plazas, Inc., a Pennsylvania corporation ("Operator"), with its headquarters at 7029 Carlisle Pike, Carlisle, Pennsylvania.

         WHEREAS, Operator: (i) currently owns or operates eight (8) full-service travel plaza truckstops which are located at the addresses listed on Schedule 1 hereto; and (ii) may acquire or contract to operate other full-service travel plaza truckstops, all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as the "Truckstops"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (collectively, the "Services"); and

         WHEREAS, Operator desires to engage PNV to install the System and provide the Services at certain of the Truckstops.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Operator and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

         1. Purpose. The Parties hereby agree that PNV shall install the System and the parties shall operate the System at Operator's Truckstop located at 1201 Harrisburg Pike, Carlisle, Pennsylvania, 17013. PNV shall install the System at such other Truckstops as may be mutually agreed upon by the Parties.

         2.       Installation of Equipment.

                  (a) Subject to the mutual agreement of Operator and PNV as to the type and amount of equipment, PNV shall, at its sole cost and expense, and in the manner herein provided, install and continually maintain at each Truckstop at which the Services are to be provided all equipment necessary to provide the Services including the following:

                           (i)         equipment necessary for the provision and
                                    distribution of the Services.

                           (ii)        outlet ports to parking spaces to provide
                                    users with access to the Services.

                           (iii)       such other equipment or services as may
                                    be agreed upon by PNV and Operator,
                                    including, without limitation, the provision of AC power to parking spaces at certain of the Truckstops. Prior to installing such additional equipment or providing such additional services, PNV and Operator shall mutually agree to a reasonable adjustment to the profit allocations set forth in Section 8 in order to reflect PNV's differing profit margins and increased capital costs with respect to the installation of such additional equipment and the provision of such additional services at the Truckstops.

All of the foregoing equipment as currently used by PNV is described on Schedule 2 hereto and is hereinafter, together with any additions or deletions to said equipment, collectively referred to as the "PNV Equipment". With the consent of Operator, which shall not be unreasonably withheld, PNV may make additions to and deletions from the PNV Equipment to be installed at each Truckstop. PNV shall provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. The Parties shall mutually determine the precise number and location of the truck parking spaces at which the Services shall be provided, taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as the Parties may deem relevant.

                  (b) PNV and Operator shall mutually agree upon sufficient areas in which to install the PNV Equipment at each Truckstop, including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation of the Services (hereinafter collectively referred to as the "Equipment Area"). PNV shall be entitled to have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the PNV Equipment, the System and the Services, provided that, PNV shall use PNV's best efforts to minimize the disruption to traffic flow and parking space availability.

                  (c) Prior to commencement of construction at any Truckstop, PNV shall obtain Operator's approval of the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any damage to the Truckstop which is caused by

PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop.

                  (d) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall use its best efforts to minimize the disruption to traffic flow and parking space availability. PNV shall fully complete the installation of the System at each Truckstop within 180 days of commencement of the installation at said Truckstop.

                  (e) PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation and maintenance of the System and providing the Services. Operator shall assist PNV (at PNV's expense) in obtaining any such licenses, permits, or approvals upon PNV's reasonable request.

                  (f) Within thirty (30) days of completion of the installation of the System at a Truckstop, PNV shall provide Operator with written notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").

         3.       Rights and Duties of The Parties With Respect To The PNV
Equipment.

                  (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. Operator acknowledges that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, Operator shall use its best efforts to insure that all material confidential information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

                  (b) Upon the termination of this Agreement for any reason, PNV may, but shall not be obligated to, offer to sell or lease any or all of the PNV Equipment to Operator; provided, however, that Operator shall not be required to purchase or lease any portion or all of the PNV Equipment. Any purchase and sale or lease pursuant to the preceding sentence of this section shall be on such terms as are mutually agreeable to PNV and Operator. In the event that (i) PNV elects not to offer to sell or lease to Operator some portion or all of the PNV Equipment, or (ii) Operator declines to purchase or lease some portion of all of PNV Equipment offered for sale or lease by PNV, or (iii) the parties are unable to reach mutual agreement as to the terms of such sale and purchase or lease, then PNV, at PNV's sole cost and expense, shall remove all of the PNV Equipment not sold or leased to Operator and restore each Truckstopas near as reasonably possible to the condition of such premises prior to the installation of the System, normal wear and tear excepted. PNV shall not be obligated to remove any underground cables so long as PNV provides Operator with such documentation as is reasonable to enable Operator to identify the location of said underground cables.

         4.       Programming and Telecommunications Services to Be Provided.

                  (a) PNV shall make the Services available on the System as follows:

                           (i)         PNV shall source and deliver a
                                    programming package consisting of a minimum of eleven (11) channels of entertainment programming. PNV shall pay the cost of all such programming. The current programming schedule to be broadcast by PNV is as set forth on Schedule 3. PNV may, with the prior consent of Operator, make changes to the programming schedule from time to time.

                           (ii)        In addition to the eleven (11) channel
                                    entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising. Operator and PNV shall mutually agree on the nature, scope and content of the advertising to be broadcast over the System at each Truckstop. Net profits (after payment of all "Directly Related Expenses" as defined in
                                    Section 8(b) below) generated by advertising on such channels at each Truckstop shall be divided as follows: 50% to PNV and 50% to Operator. All advertising revenue and other revenues and commissions generated by these channels shall not be considered "Gross Receipts" (as defined in Section 8(a)) for purposes of the Agreement.

                           (iii)       PNV may, with the consent of Operator,
                                    provide pay-per-view or other
                                    non-traditional cable channels or services as part of the Services. The net profits (after payment of all Directly Related Expenses) from such additional channels or services shall be divided as follows: 50% to PNV and 50% to Operator. All revenues and commissions generated by these channels shall not be considered Gross Receipts for purposes of the Agreement.

                           (iv)        PNV shall also provide telephone service
                                    to certain parking slots at each Truckstop.
                                    The current telephone services offered by PNV are set forth on Schedule 4. The fee schedules established for the Services include a charge relating to phone usage and such fees shall be considered Gross Receipts for purposes of this Agreement. PNV shall, with Operator's prior consent, have the right to determine and make changes to the specific types of telecommunication services provided to a particular Truckstop from time to time. If the Parties mutually agree to permit PNV to provide phone service to areas of the Truckstops, other than the parking lot, the Parties shall mutually agree as to the profit allocations with respect to such services. The nominated long distance carrier will be AT&T unless the parties mutually agreed to change such carrier and/or the other services.

         5. Operation of the System and Sale and Promotion of the Services.

                  (a) Initially, upon installation of the System at any Truckstop, PNV shall train the Operator and its fuel desk employees with respect to the maintenance and operation of the System and the promotion of the Services. PNV shall provide follow up training for Operator's personnel during working hours with respect to the promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by Operator from time to time. PNV shall, with the prior consent of Operator, be entitled to have its own employees or agents engage in the promotion of the Services at any Truckstop, provided that PNV's employees and agents shall not interfere with the operation of said Truckstop.

                  (b) Operator shall use its best efforts to assure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstop. The Parties may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. The Parties shall share the cost of implementing and funding any such mutually agreed upon incentive programs.

                  (c) Operator may develop and supply to PNV, at no cost to PNV, certain advertising and promotional materials relating to the Truckstops to be run on a single dedicated channel to be made available to Operator. Additional channels may be provided for Operator's use at mutually agreed upon charges. PNV may also develop and supply to Operator, at no cost to Operator, certain advertising and promotional materials relating to the System and the sale of the Services. Subject to each Party's approval and consent, Operator and PNV shall make reasonable efforts to utilize and display such materials at each Truckstop in order to promote the sale and promotion of the Services.

         6. Maintenance of, and Repairs to, the PNV Equipment and the System.

                  (a) PNV shall maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular cable television programming and telecommunications services to home consumers.

                  (b) Maintenance of and Repairs to, the System shall be handled as follows:

                           (i)         Operator's trained staff members shall:
                                    (a) replace failed connecting drop cables and accessories with equipment to be furnished by PNV at PNV's cost; (b) clean and remove debris such as oil, dirt, ice, and snow from the cable and phone boxes in the outside hookups; and (c) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at PNV's cost. Subject to the provisions of Section (13)(b) herein, all other maintenance and repairs shall be at PNV's expense and shall be performed pursuant to the provisions of Section 6(b)(ii) below.

                           (ii)        If a mechanical problem arises other than
                                    those routine maintenance matters which
                                    Operator is required to perform pursuant to the provisions of Section 6(b)(i) above, or if a repair is needed to the System, Operator shall contact PNV by telephone at PNV's office. PNV shall, within forty-eight
                                    (48) hours of said call, either authorize
                                    Operator to contact a designated repair
                                    technician or dispatch a designated repair technician to make the necessary repairs to the System. All charges for repairs for which PNV is responsible pursuant to the provisions of Sections 6(b)(i) and (ii) above shall be billed directly to, and be the responsibility of, PNV.

         7.       Term.

                  (a) Subject to Section 16, the term of this Agreement, as it applies to each Truckstop at which the System is installed, shall be for a period of five (5) years commencing on the Truckstop Service Date and terminating on the fifth anniversary of the Truckstop Service Date (the "Term"). Subject to Section 16, the Term shall automatically be extended for a five (5) year renewal period (the "Automatic Renewal Term") provided that, as a condition to the commencement of the Automatic Renewal Term, Operator shall be entitled to receipt of the increased percentage of Gross Receipts set forth in Section 8(a). Upon the expiration of the Automatic Renewal Period, PNV and Operator may mutually agree to an additional five-year renewal term.

         8.       Fees.

                  (a) The monthly Gross Receipts derived from sales at each card dispensing machine located at each Truckstop shall be allocated between PNV and Operator as follows: (i) during the Term, sixty-five percent (65%) to PNV and thirty-five percent (35%) to Operator; and (ii) during the Automatic Renewal Term, sixty percent (60%) to PNV and forty percent (40%) to Operator. In addition, Operator shall be entitled to receive a portion of the gross revenues received by PNV from sales to fleets ("Fleet Revenues"). The Operator's portion of the Fleet Revenues shall be determined by multiplying thirty-five percent 35% of the Fleet Revenues by a fraction, the numerator of which is the total number of wired stalls at the Operator's Truckstops and the denominator of which is the total number of wired stalls in the PNV network.

         For these purposes, "Gross Receipts" for any period shall mean the aggregate gross amount collected by the Operator, during any calendar month, from the sale of the Services at the card dispensing machine located at each truckstop during such period less the amount of taxes, if any, which are required to be charged to the user of the Services and less any refunds for faulty service or equipment. Notwithstanding the foregoing, for purposes of this Agreement, "Gross Receipts" shall not include any revenue received by PNV or the Operator for: (i) advertising displayed by PNV pursuant to Section 4(a)(ii) or;
(ii) pay-per-view or other additional channels or services provided as part of the Services pursuant to Section 4(a)(iii).

                  (b) Net profits (after payment of all Directly Related Expenses) generated by the services provided pursuant to Sections 4(a)(ii) and 4(a)(iii) shall be divided as follows: 50% to PNV and 50% to Operator. For these purposes, "Directly Related Expenses" shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to transmit advertising over the System, including, without limitation, loop tape players and loop tapes; (ii) sale, promotion and production of advertising programs; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising; and (iv) fees paid to pay-per-view programmers. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to transmit advertising over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising over the System.

                  (c) Unless otherwise agreed to by the Parties, PNV shall have sole responsibility for collection of all revenues generated by the System and the Services at each Truckstop and PNV shall cause its representative to collect all revenues derived from the debit card dispensers located at each Truckstop at least once during each calendar month. On or before the twentieth
(20th) day of each calendar month, PNV shall: (i) remit payment to Operator of all amounts due to Operator which were received by PNV during the prior calendar month; and (ii) provide Operator with a report indicating: (a) the usage of the System and the Services at each Truckstop; and (b) the calculation of the amount remitted to Operator. The books and records of the Operator and PNV pertinent to the Gross Receipts, Directly Related Expenses, and other revenue and taxes received with respect to the sale of the Services for any calendar month shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party.

         9.       Exclusivity.

                  (a) PNV shall, for a period of ten (10) years from the date of this Agreement, have the exclusive right to install the System and provide the Services to each Truckstop and any additional truckstops in which Operator acquires an interest (whether owned, leased or operated under a contract or some similar agreement), provided that, PNV shall not install the System at any Truckstop until PNV has obtained Operator's consent as required by Sections 1 and 2(c). Notwithstanding the foregoing, within ninety
(90) days of receipt from Operator of a written request for installation of the System at a particular Truckstop, PNV shall provide Operator with written notice of PNV's intention to install the System at such Truckstop pursuant to PNV's normal build schedule. In the event that PNV declines to install the System at a particular Truckstop or fails to provide the Operator with the required written notice within said ninety (90) day period, PNV's exclusive right to provide the Services and the System to that particular Truckstop shall terminate and Operator shall be entitled to obtain services at that particular Truckstop which compete with the Services and the System provided by PNV.

                  (b) PNV shall during the Term of this Agreement (and any renewal term) have the nonexclusive right to sell to Operator, and Operator shall have no obligation to purchase: (i) coaxial and phone cables for use with the Services; and (ii) television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales.

         10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, for the Term of this Agreement (and any renewal term), access to the premises of each Truckstop at which the System is installed for purposes of maintaining, repairing, replacing and operating the System and providing the Services.

         11.      Representations and Warranties of PNV.

                  (a) PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

                  (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         12.      Representations and Warranties of Operator.

                  (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any provision of Operator's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

                  (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         13.      Risk of Loss and Insurance; Indemnification.

                  (a) PNV shall bear the risk of loss and hereby indemnifies and holds harmless Operator for and agrees to defend Operator from:
(i) damage to or destruction of the PNV Equipment and the System installed at each Truckstop, except as provided in Section 13(b); and (ii) injury to persons or damage to property arising from the installation, operation or repair of the PNV Equipment and the System (except to the extent such damage is occasioned by the gross negligence or willful misconduct of Operator, its employees, contractors or agents, but not its customers).

                  (b) Operator shall be responsible for the maintenance, repair or replacement of the PNV Equipment resulting from damage or destruction caused by the gross negligence or willful misconduct of the Operator, its employees, contractors or agents, but not its customers. Operator shall use its best efforts to orient its employees or contractors providing snow removal services to the Truckstops to the location of the PNV Equipment. Notwithstanding the foregoing, PNV specifically acknowledges and agrees that damage may occur during snow removal operations and further agrees that PNV shall remain fully responsible for any repair or replacement of the PNV Equipment required because of damage or destruction caused during snow removal operations. Operator shall have no responsibility for damage to, or destruction of, the PNV Equipment during or incident to snow removal operations, whether or not resulting from the negligence of Operator or Operator's contractors or agents.

                  (c) Both Operator and PNV shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop at which the Services are provided against any claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that each Party is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear.

         14. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above. In the event performance becomes impossible and this Agreement is terminated at any or all of the Truckstops pursuant to the provisions of this paragraph, PNV shall remove the Equipment at each Truckstop so affected pursuant to the provisions of Section 3(b) of this Agreement.

         15.      Assignment.

                  (a) Operator may sell, assign, transfer or otherwise dispose of its interest in one or more of the Truckstops (through a change of control or otherwise) provided that the acquiror of such interest or assets shall assume the Operator's rights and obligations hereunder and shall be bound by the terms of this Agreement, in which case, PNV shall recognize the acquiror of such Truckstop as its Operator for purposes of this Agreement.

                  (b) PNV may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral. PNV may sell, assign, transfer or otherwise dispose of its interest in this Agreement provided that said acquiror shall assume all of PNV's rights and obligations hereunder and shall be bound by the terms of this Agreement.

         16. Breach. In the event that either party shall fail in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure constitutes a breach. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party.

         17. Ownership and Confidentiality. Operator recognizes and agrees that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. Operator recognizes the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services. Accordingly, Operator agrees to maintain and cause each of its employees and agents to maintain and keep strictly confidential all confidential information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. Operator further agrees that the "Park N' View" name and logo shall be and remain the property of PNV and all references by Operator to the System or the Services shall incorporate and/or refer to PNV by its full name (Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, Operator shall execute a no cost limited license agreement for the use of such service mark.

         18.      General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

                  To PNV:                    Ian Williams
                                             President
                                             Park 'N View, Inc.
                                             3403 N.W. 55th Street
                                             Building #10
                                             Ft. Lauderdale, Florida 33309
                                             Fax Number: (305) 730-2298

                  With a copy to:            James M. O'Connell, Esq.
                                             Kilpatrick Stockton, L.L.P.
                                             4101 Lake Boone Trail, Suite 400
                                             Raleigh, North Carolina 27607
                                             Fax Number: (919) 420-1800


                  To Operator:               Paul Rogers
                                             Executive Vice President
                                             Carlisle Texaco Travel Plaza
                                             7029 Carlisle Pike
                                             Carlisle, PA 17013
                                             Fax Number: (717) 691-7705

                  With a copy to:            Richard L. Grubb, Esquire
                                             Barley, Snyder, Senft & Cohen
                                             126 East King Street
                                             Lancaster, PA 17602-2863
                                             Fax Number: (717) 291-4660

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 18(a).

                  (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

                  (d) Press Releases. To the extent practical, PNV and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

                  (e) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                  (f) Applicable Law. This Agreement shall be governed by Florida law except to the extent that a matter relates solely to a Truckstop outside the state of Florida, in which case it shall be governed by the laws of the State in which such Truckstop is located.

                  (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

                  (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

                  (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

                  (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns (as determined under Section 15).

                  (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

                  (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Ft. Lauderdale, Florida in accordance with the then existing rules of the American Arbitration Association. PNV and Operator shall each select one arbitrator, and the two arbitrators shall select a third with the same qualifications. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be borne equally by the Parties.

                  (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                            SIGNATURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, Operator and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.



                                             PARK 'N VIEW, INC., a
                                             Delaware corporation
[CORPORATE SEAL]

Attest:                                      By: /s/ Ian Williams
                                                --------------------------------
                                                    Ian Williams, President

---------------------------------
          ,             Secretary
            -----------


                                             ALL AMERICAN PLAZAS, INC.,
                                             a Pennsylvania company
[CORPORATE SEAL]

Attest:                                      By: /s/ Glenn E. Mitstifer
                                                --------------------------------
                                                    Glenn E. Mitstifer

---------------------------------
          ,             Secretary
            -----------

                                   SCHEDULE 1
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                   BY OPERATOR

Breezewood All American
I-70 & PA Pike Exit 12
P.O. Box 241
Breezewood, PA 15533


Carlisle Texaco Truck Plaza
I-81 Exit 17 & PA Pike Exit 16
7029 Carlisle Pike
Carlisle, PA 17013


Clarks Ferry All American
US 22 & 322
P.O. Box 57
Duncannon, PA 17020


Frystown All American
I-78 Exit 2 & PA Route 645
P.O. Box 302
Bethel, PA 19507-0302

Milton All American
I-80 Exit 32
P.O. Box 359
Milton, PA 17847


Carlisle All American
1201 Harrisburg Pike
P.O. Box 657
Carlisle, PA 17013


Doswell All American
I-95 Exit 98
P.O. Box 2001
Doswell, VA 23047


Pine Grove All American / Subway
I-81 Exit 31 & Route 443
P.O. Box 326
Pine Grove, PA 17963

                                   SCHEDULE 2
                          LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Cable TV "billing" computer and software
Prepaid [debit] card dispenser
Voice-mail service

                                   SCHEDULE 3
                      LIST OF CURRENT PROGRAMMING SCHEDULE

Current Programming Schedule:

================================================================================
    Channel #                                  Program
--------------------------------------------------------------------------------
        2                                ARTS & ENTERTAINMENT
--------------------------------------------------------------------------------
        3                                     DISCOVERY
--------------------------------------------------------------------------------
        4                                      ESPN II
--------------------------------------------------------------------------------
        5                                        WGN
--------------------------------------------------------------------------------
        6                                        HBO
--------------------------------------------------------------------------------
        7                                        AMC
--------------------------------------------------------------------------------
        8                                        NBC
--------------------------------------------------------------------------------
        9                                        ESPN
--------------------------------------------------------------------------------
       10                                       PREVUE
--------------------------------------------------------------------------------
       11                                        TNN
--------------------------------------------------------------------------------
       12                                        CNN
--------------------------------------------------------------------------------
       13                                        ABC
--------------------------------------------------------------------------------
       14                                   FUTURE SERVICE
--------------------------------------------------------------------------------
       15                                        USA
--------------------------------------------------------------------------------
       16                                        FOX
--------------------------------------------------------------------------------
       17                                        CBS
--------------------------------------------------------------------------------
       18                                        WTBS
--------------------------------------------------------------------------------
       19                              US XPRESS Power Channel
--------------------------------------------------------------------------------
       20                                       VCR II
--------------------------------------------------------------------------------
       21                                      VCR III
--------------------------------------------------------------------------------
       22                                       VCR IV
================================================================================

                                   SCHEDULE 4
                       LIST OF CURRENT TELEPHONE SERVICES


Current Telephone Services:

1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)

                                  AMENDMENT TO
                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS AMENDMENT TO THAT CERTAIN CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Amendment") is entered into effective as of the 27th day of January, 1998, by and between Park 'N View, Inc. ("PNV") and All American Plazas, Inc. ("Operator").

         WHEREAS, PNV and Operator have entered into that certain Cable Television and Telephone Services Agreement dated February 7, 1997 (the "Original Agreement"). Unless otherwise defined in this Amendment, defined terms contained herein have the meaning ascribed to them in the Original Agreement;

         WHEREAS, PNV now offers additional services to truckdrivers (hereinafter referred to as the "New PNV Services" which together with the Services as defined in the Original Agreement are collectively referred to as the PNV Services) and PNV has developed additional sales programs (the "Power Plan") to sell the PNV Services to truckdrivers;

         WHEREAS, the Original Agreement did not address the allocation, between PNV and the Operator, of the revenues or profits derived from the New PNV Services or the Power Plan;

         WHEREAS, PNV and Operator (collectively the "Parties") desire to formally amend the Original Agreement to implement the following changes.

         1. All revenues and profits derived from the sale of the PNV Services shall, during the Term of the Original Agreement (and any renewed term), be allocated between Operator and PNV as set forth on Schedule A attached hereto.

         2. All other terms and provisions of the Original Agreement shall remain in full force and effect. The Parties acknowledge and agree that if PNV provides additional services in the future, the revenue and profit allocations for such services shall be agreed to by the Parties in the form of a letter agreement which shall constitute an amendment to the Original Agreement.

         IN WITNESS WHEREOF, Operator and PNV have caused this Amendment to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

ALL AMERICAN PLAZAS, INC.                    PARK 'N VIEW, Inc.,
                                             a Delaware Corporation


By: /s/ Glenn E. Mitstifer                   By: /s/ Ian Williams
   -------------------------------              --------------------------------
     Glenn E. Mitstifer                           Ian Williams, President

                                   SCHEDULE A


                          AMENDMENT TO CABLE TELEVISION
                         AND TELEPHONE SERVICE AGREEMENT

             DESCRIPTION OF SERVICE OR SALE                                     OPERATOR'S PORTION
             ------------------------------                                     ------------------
A.  Gross Receipts Based Programs
    -----------------------------

    1.  Gross Receipts* from the sale of monthly and               35% for first five (5) years of the Term;
        daily memberships and other services from the              40% for second five (5) years of the Term
        vending machine at each of Operator's Truckstop.

    2.  Gross Receipts* from the sale of Power                   35% for first month of service and 10% for each
        Plans at each of Operator's Truckstop.                     additional month of service under Power Plan

    3.  Gross Receipts* from the sale of                         10% of each months receipts will be placed in a
        memberships by telemarketing staff.                       pool and allocated among all Truckstops based
                                                                 upon the number of wired stalls at each Truckstop.

    4.  Gross Receipts** from sales to Fleets.                   10% of each months receipts will be placed in a
                                                                  pool and allocated among all Truckstops based
                                                                upon the number of wired stalls at each Truckstop.

B.  Net Profit Based Programs
    -------------------------

    1.  Net Profits*** derived from Advertising.                                         50%

    2.  Net Profits*** derived from Pay Per View.                                        50%

    3.  Net Profits*** derived from sale of long                                         35%
        distance phone time.

* Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

** Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time, direct sales commissions and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

*** Net Profits shall mean the aggregate gross revenue collected by PNV or Operator less Directly Related Expenses. Directly Related Expenses shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; (ii) sale, promotion and production of advertising, Pay-Per-View or long distance phone time; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising, Pay-Per-View or long distance phone time; (iv) fees paid to pay-per-view programmers; and (v) fees paid or costs incurred to provide long distance phone time. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising, Pay-Per-View or long distance phone time over the System.